UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 24, 2006 (August 23, 2006)

HILAND PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware		71-0972724
(State or other jurisdiction of	Commission	(IRS Employer
incorporation or organization)	File No.: 000-51120	Identification No.)

205 West Maple, Suite 1100, Enid, Oklahoma 73701
(Address of principal executive offices and zip code)

(580) 242-6040
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01             REGULATION FD DISCLOSURE

On August 23, 2006, Hiland Partners, LP issued a press release to announce planned expansions at three of its existing facilities.  The Partnership expects the capital expenditures for these projects will aggregate approximately $15 million over the next twelve months.

Based on its operational experience at the Bakken Gathering System, the Partnership intends to install additional gathering and compression infrastructure in order to reach the system’s expected capacity of approximately 25,000 Mcf/d. The Partnership expects this expansion will be completed in the fourth quarter of 2006.  The Partnership further intends to expand the existing natural gas liquid fractionation facilities at its Bakken Plant in order to fractionate the expected increased natural gas liquid volumes from both the Bakken Plant and the Badlands Plant.  The Partnership expects this expansion will be completed in the second quarter of 2007.

At the Kinta Gathering Systems, the Partnership intends to install four amine-treating facilities to remove excess CO2 levels from the gas. The Partnership expects this expansion will be completed by first quarter 2007.  The Partnership also intends to install additional compression facilities to expand the current capacity by approximately 11,000 Mcf/d on these gathering systems.  The Partnership expects this expansion will be completed by first quarter 2007.

Finally, the Partnership announced its intention to install additional pipelines and compression facilities at its Eagle Chief Gathering System in order to increase our current system capacity from approximately 30,000 Mcf/d to approximately 35,500 Mcf/d due to increased volumes on this system.  The Partnership expects this expansion will be completed by fourth quarter 2006.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the press release furnished as Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release issued August 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hiland Partners, LP

By:	Hiland Partners GP, LLC
its general partner

By:	/s/ Randy Moeder
Randy Moeder
President and Chief Executive Officer

Date: August 24, 2006

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release issued August 23, 2006.